SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported) – January 1, 2010

CENTRAL EUROPEAN DISTRIBUTION CORPORATION

(Exact Name of Registrant as Specified in Charter)

DELAWARE	0-24341	54-1865271
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Two Bala Plaza, Suite 300 Bala Cynwyd, Pennsylvania	19004
(Address of Principal Executive Offices)	(Zip Code)

(610) 660-7817

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 1, 2010 the Compensation Committee of the Board of Directors of Central European Distribution Corporation, a Delaware corporation (the “Company”), granted shares of restricted stock of the Company (“Restricted Stock”) and options to purchase (“Stock Options”) shares of common stock, par value $0.01, of the Company (“Common Stock”) to certain executive officers of the Company pursuant to the Company’s 2007 Stock Incentive Plan (the “Plan”).

In addition to the vesting requirements set forth in the Plan, one-half of the Restricted Stock and Stock Options granted will vest two years following the grant date, on January 1, 2012. The other half of the Restricted Stock and Stock Options granted (referred to herein collectively as the “Performance-Based Awards”) will vest in three annual installments based on the level of achievement of certain performance goals for the 2010, 2011 and 2012 fiscal years (the “Performance Goals”), which will be established no later than January 31, 2010 based on projections to be agreed to by the Company’s Board of Directors. The vesting for one-half of the Performance-Based Awards will be determined based on the achievement of Performance Goals relating to the Company’s comparable earnings per share and the vesting for the other half of the Performance-Based Awards will be determined based on the achievement of Performance Goals relating to the Company’s ratio of net debt to earnings before interest, taxes, depreciation and amortization (“EBITDA”).

Any vesting of the Performance-Based Awards will be pro rated according to the Company’s actual performance for the respective fiscal year relative to the Performance Goals, as measured upon receipt of final audited financials and an audit opinion. Underachievement of the Performance Goals (ranging from 70%-99%) will result in the vesting of a proportional amount of the Performance-Based Awards, with the difference to be forfeited by the recipient. Overachievement of the Performance Goals (ranging from 101-150%) will result in the granting of new Restricted Stock or Stock Options, as applicable.

In addition to the termination and forfeiture requirements set forth in the Plan, in the event a recipient’s employment is terminated, any unvested Restricted Stock and Stock Options will be terminated and any vested Stock Options will remain exercisable for six months thereafter, subject to extension at the discretion of the Compensation Committee.

The following executive officers of the Company received the following grants:

Executive Officer	Grant

William V. Carey President, Chairman and Chief Executive Officer	77,000 Stock Options

Christopher Biedermann Vice President and Chief Financial Officer	13,334 shares of Restricted Stock

Evangelos Evangelou Vice President and Chief Operating Officer	14,167 shares of Restricted Stock

James Archbold Vice President, Secretary and Director of Investor Relations	9,334 shares of Restricted Stock

In general, with respect to the Performance Goals for each fiscal year, (i) comparable earnings per share will determined by adjusting fully diluted earnings per share (calculated in accordance with GAAP) for any gains or losses incurred as a result of any non-cash or non-recurring items that do not reflect core underlying business performance, such as unrealized foreign exchange gains or losses or expensed acquisition-related costs (collectively, “Comparable Items”), such Comparable Items to be the same as those reported by the Company in a press release regarding the calculation of comparable earnings per share; and (ii) ratio of net debt to EBITDA will be determined by taking the sum, as of December 31 of each fiscal year, of total interest bearing debt (including bank debt and bonds), plus the present value of any deferred consideration treated as a liability for GAAP purposes, less any cash and cash equivalents and dividing such sum by operating profit adjusted for any depreciation or amortization, pro forma operating profit of any entities that were either not consolidated with or disposed of by the Company during such fiscal year, pro forma depreciation and amortization of any entities not consolidated by the Company during such fiscal year and any Comparable Items.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, Central European Distribution Corporation has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CENTRAL EUROPEAN DISTRIBUTION CORPORATION

By:	/S/ CHRISTOPHER BIEDERMANN
Christopher Biedermann
Vice President and Chief Financial Officer

Date: January 7, 2010